Exhibit 10.2

Amendment No. 1 to
Second Amended and Restated Founder Shares Agreement

December 16, 2020

Monocle Acquisition Corporation
750 Lexington Avenue, Suite 1501
New York, NY 10022

AerSale Corp.
121 Alhambra Plaza, Suite 1700
Coral Gables, Florida 33134

Re:	Amendment to Agreement Relating to Founder Shares

Ladies and Gentlemen:

Reference is made to (i) that certain Amended and Restated Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), dated as of September 8, 2020, by and among Monocle Holdings Inc., a Delaware Corporation (“NewCo”), Monocle Acquisition Corporation, a Delaware corporation (“Monocle”), Monocle Merger Sub 1 Inc., a Delaware corporation (“Merger Sub 1”), Monocle Merger Sub 2 LLC, a Delaware limited liability company (“Merger Sub 2”), AerSale Corp., a Delaware corporation (“AerSale”), and solely in its capacity as the Holder Representative (as defined in the Merger Agreement), Leonard Green & Partners, L.P., a Delaware limited partnership, (ii) that certain letter agreement (the “Amended and Restated Founder Shares Agreement”), dated September 8, 2020, by and between Monocle Partners, LLC (the “Sponsor”), Cowen Investments II LLC (“Cowen”, and together with the Sponsor, the “Founders”), NewCo, Monocle and AerSale, and (iii) that certain letter agreement (the “Insider Letter”), dated February 6, 2019, by and between the Founders with respect to certain matters, including the transfer of shares of common stock of Monocle held of record by each of them (the “Founder Shares”). This letter agreement (this “Amendment No. 1”) amends the Amended and Restated Founder Shares Agreement and, together with the Amended and Restated Founder Shares Agreement, represents the “Founder Shares Agreement” contemplated by the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

The parties hereby agree, for good and valuable consideration, to the following:

1.         Amendment to Exhibit A. Exhibit A to the Amended and Restated Founder Shares Agreement is hereby amended and restated in in its entirety as set forth on Exhibit A hereto.

1.3       Effect of Amendment No. 1. Except as herein amended, the Amended and Restated Founder Shares Agreement remains in full force and effect, except that reference therein to “this Agreement” or “the Agreement” or words of similar import shall mean the Agreement as amended hereby.

1.4       Application of Delaware Law. This Amendment No. 1 shall be construed and enforced in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state other than such laws, rules, regulations and case law that would result in the application of the laws of a jurisdiction other than the State of Delaware.

[Signature Page Follows]

Please indicate your agreement to the foregoing by signing in the space provided below.

MONOCLE PARTNERS, LLC

By:	/s/ Eric Zahler
Name:	Eric Zahler
Title:	Managing Member

COWEN INVESTMENTS II LLC

By:	/s/ Owen Littman
Name:	Owen Littman
Title:	Authorized Signatory

[Signature Page to Founder Shares Agreement]

MONOCLE ACQUISITION CORPORATION

By:	/s/ Eric Zahler
Name:	Eric Zahler
Title:	President and Chief Executive Officer

MONOCLE HOLDINGS INC.

By:	/s/ Eric Zahler
Name:	Eric Zahler
Title:	President

[Signature Page to Founder Shares Agreement]

AERSALE CORP.

By:	/s/ Nicolas Finazzo
Name:	Nicolas Finazzo
Title:	President

[Signature Page to Founder Shares Agreement]

EXHIBIT A

Founder	Earnout Shares	Forfeited Shares
Monocle Partners, LLC 750 Lexington Avenue, Suite 1501 New York, NY 10022	656,250	3,253,418
Cowen Investments II LLC 599 Lexington Avenue New York, NY 10022	43,750	216,894
Total	700,000	3,470,312